Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 28, 2014, relating to the financial statements of Biocept, Inc., and to the reference to us under the caption “Experts” which is contained in the Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 9, 2015